As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SATELLOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1845974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 Delburg Street Davidson, NC (Address of Principal Executive Offices)	28036 (Zip Code)

SATELLOGIC INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Rick Dunn

Satellogic Inc.

Chief Financial Officer

210 Delburg Street

Davidson, NC 28036

(704) 802-2041

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Zachary Davis

King & Spalding LLP

1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Satellogic Inc., a Delaware corporation (the “Registrant”), to register 4,264,986 additional shares of Class A common stock, par value $0.0001 per share, reserved for issuance under the Registrant’s Second Amended and Restated 2021 Incentive Compensation Plan (the “Plan”), which was approved by the Registrant’s Board of Directors on October 7, 2025, and subsequently approved by the Registrant’s stockholders on December 8, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2022 (Registration No. 333-266733) (as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on March 26, 2025) and February 3, 2023 (Registration No. 333-269552) (as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on March 26, 2025), in each case, to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC, are incorporated herein by reference and made part of this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026;

(b)	The Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2026, January 27, 2026 and March 9, 2026 (other than portions not filed); and

(c)

The description of the Company’s securities contained in its registration statement on Form 8-A, dated March 26, 2025, filed with the SEC on March 26, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K), on or after the date of this Registration Statement but before the Company files a post-effective amendment to this Registration Statement, which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	List of Exhibits.

Exhibit Number
4.1	Satellogic Inc. Second Amended and Restated 2021 Incentive Compensation Plan (incorporated by reference to Appendix A of Registrant’s Proxy Statement filed with the SEC on October 21, 2025)
5.1*	Opinion of King & Spalding LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Davidson, North Carolina on March 19, 2026.

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints Emiliano Kargieman and Rick Dunn each as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Emiliano Kargieman	Chief Executive Officer and Director	March 19, 2026
Emiliano Kargieman	(Principal Executive Officer)

/s/ Rick Dunn	Chief Financial Officer	March 19, 2026
Rick Dunn	(Principal Financial and Accounting Officer)

/s/ Steven Mnuchin	Chairman of the Board	March 19, 2026
Steven Mnuchin

/s/ General Joseph F. Dunford Jr.	Director	March 19, 2026
General Joseph F. Dunford Jr.

/s/ Kelly J. Kennedy	Director	March 19, 2026
Kelly J. Kennedy

/s/ Peter Thomas Killalea	Director	March 19, 2026
Peter Thomas Killalea

/s/ Ted Wang	Director	March 19, 2026
Ted Wang

/s/ Miguel Gutiérrez	Director	March 19, 2026
Miguel Gutiérrez